UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2020

ADVAXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36138	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 452-9813

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADXS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2020, Advaxis, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which, upon the terms and subject to the conditions and limitations set forth therein, the Company has the right to sell to Lincoln Park up to $20 million of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at our discretion as described below (the “Offering”).

Over the 36-month term of the Purchase Agreement, up to an aggregate amount of $20,000,000 (subject to certain limitations) of shares of Common Stock, we have the right, but not the obligation, from time to time, in our sole discretion and subject to certain conditions, including that the closing price of our Common Stock is not below $0.10 per share, to direct Lincoln Park to purchase up to 1,000,000 shares (the “Regular Purchase Share Limit”) of our Common Stock (each such purchase, a “Regular Purchase”). Lincoln Park’s maximum obligation under any single Regular Purchase will not exceed $1,000,000, unless we mutually agree to increase the maximum amount of such Regular Purchase. The purchase price for shares of Common Stock to be purchased by Lincoln Park under a Regular Purchase will be the equal to the lower of (in each case, subject to the adjustments described in the Purchase Agreement): (i) the lowest sale price for our Common Stock on the applicable purchase date, and (ii) the arithmetic average of the three lowest sale prices for our Common Stock during the ten trading days prior to the purchase date.

If we direct Lincoln Park to purchase the maximum number of shares of Common Stock we then may sell in a Regular Purchase, then in addition to such Regular Purchase, and subject to certain conditions and limitations in the Purchase Agreement, we may direct Lincoln Park to make an “accelerated purchase” of an additional amount of Common Stock that may not exceed the lesser of (i) 300% of the number of shares purchased pursuant to the corresponding Regular Purchase and (ii) 30% of the total number of shares of our Common Stock traded during a specified period on the applicable purchase date as set forth in the Purchase Agreement. Under certain circumstances and in accordance with the Purchase Agreement, the Company may direct Lincoln Park to purchase shares in multiple accelerated purchases on the same trading day.

The Purchase Agreement prohibits us from issuing or selling to Lincoln Park under the Purchase Agreement (i) in excess of 12,326,314 shares of our Common Stock (the “Exchange Cap”), unless we obtain stockholder approval to issue shares in excess of the Exchange Cap or the average price of all applicable sales of our Common Stock to Lincoln Park under the Purchase Agreement equal or exceed the lower of (i) the Nasdaq Official Closing Price immediately preceding the execution of this Agreement or (ii) the average of the five Nasdaq Official Closing Prices for the Common Stock immediately preceding the execution of this Agreement, as adjusted in accordance with the rules of the Principal Market, and (ii) any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Lincoln Park and its affiliates would result in Lincoln Park and its affiliates having beneficial ownership of more than 9.99% of the then total outstanding shares of our Common Stock.

The Purchase Agreement does not limit our ability to raise capital from other sources at our sole discretion, except that we may not enter into any equity line or similar transaction for 36 months, other than an “at-the-market” offering. The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties and agreements of us and Lincoln Park, indemnification rights and other obligations of the parties. We have the right to terminate the Purchase Agreement at any time, at no cost to us.

As consideration for entering into the Purchase Agreement, we issued 1,084,266 shares of our Common Stock to Lincoln Park as a commitment fee (the “Commitment Shares”). We will not receive any cash proceeds from the issuance of the Commitment Shares. Also pursuant to the Purchase Agreement, Lincoln Park has agreed to an initial purchase of 3,510,527 shares of our Common Stock for an aggregate purchase price of $1,999,999.89. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our shares of Common Stock.

The Offering is being made pursuant to our effective Registration Statement on Form S-3 (File No. 333-226988) (the “Registration Statement”), which was previously filed with the SEC on August 23, 2018, and declared effective by the SEC on August 30, 2018, and the prospectus supplement related to the Offering to be filed with the SEC on August 3, 2020. Pursuant to the Registration Rights Agreement, under certain circumstances, if the Registration Statement is no longer available for use with respect to the Offering, we will be required to file additional registration statement(s).

We expect to use the proceeds from the Offering for continued research and development initiatives in connection with our product pipeline including, but not limited to, investment in our ADXS-HOT program and for general corporate purposes.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, which are attached hereto as Exhibit 10.1 and 4.1, respectively, and incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares, nor shall there be any offer, solicitation or sale of the shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 7.01 Regulation FD.

On August 3, 2020, the Company issued a press release announcing the entry into the Purchase Agreement. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this report (including Exhibit 99.1) that is being furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit Name
4.1	Registration Rights Agreement, dated July 30, 2020, by and between Advaxis, Inc. and Lincoln Park Capital Fund, LLC
5.1	Opinion of Morgan, Lewis & Bockius LLP
10.1	Purchase Agreement, dated July 30, 2020, by and between Advaxis, Inc. and Lincoln Park Capital Fund, LLC
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
99.1	Press release, dated August 3, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 3, 2020	ADVAXIS, INC.

	By:	/s/ Molly Henderson
	Name:	Molly Henderson
	Title:	Executive Vice President and Chief Financial Officer